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                                                                 EXHIBIT NO. 4.1


                    AMENDMENT NUMBER FOUR TO RIGHTS AGREEMENT


              AMENDMENT NUMBER FOUR, dated as of November 13, 1998 (this "Amendment"), to the Rights Agreement dated as of November 3, 1988, as amended by the amendments thereto dated as of July 25, 1990, September 23, 1992 and January 1, 1993 (the "Rights Agreement"), between Federal-Mogul Corporation, a Michigan corporation (the "Company"), and The Bank of New York, as successor to National Bank of Detroit, as Rights Agent (the "Rights Agent");

              WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent;

              WHEREAS, at the date of this Amendment there is no Acquiring Person; and

              WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company to amend the Rights Agreement to cause the Final Expiration Date (as defined in the Rights Agreement) to be April 30, 1999.

              NOW, THEREFORE, in consideration of the Rights Agreement and the premises and mutual agreements set forth herein, the parties hereby agree as follows:

              1. Section 7(a) of the Rights Agreement is hereby amended by revising clause (i) thereof to read in its entirety as follows:

              (i) the close of business on April 30, 1999 (the "Final Expiration Date"),

              2. Exhibit B to the Rights Agreement is hereby amended by replacing each instance of the words "November 14, 1998" occurring on the first page thereof with the words "April 30, 1999".

              3. Exhibit C to the Rights Agreement is hereby amended by replacing the words "November 14, 1998" occurring on the fifth paragraph thereof with the words "April 30, 1999".

              4. This Amendment shall be governed by and construed in accordance with the

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laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

              5. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

              6. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

              7. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.



Attest:                                       FEDERAL-MOGUL CORPORATION



By:                                           By:
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Attest:                                           THE BANK OF NEW YORK


By:                                           By:
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